Exhibit 23.1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81067) and Forms S-8 (No. 2-78324, No. 33-69224, No. 33-83400, No. 333-09271, No. 333-64043, No. 333-84237, No. 333-47794, No. 333-66138, No. 333-108842, No. 333-126702, No. 333-137896, No. 333-152248 and No. 333-157947) of Standard Microsystems Corporation of our report dated April 28, 2009, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Standard Microsystems Corporation as filed on April 28, 2009.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 28, 2009